UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2021

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Neuronetics, Inc. (the “Company”) has provided the following business overview updates:

We are a commercial stage medical technology company focused on designing, developing and marketing products that improve the quality of life for patients who suffer from psychiatric disorders. Our first commercial product, the NeuroStar® Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation, or TMS, to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States Food and Drug Administration, or FDA, to treat adult patients with major depressive disorder, or MDD, that have failed to achieve satisfactory improvement from prior antidepressant medication in the current MDD episode. NeuroStar Advanced Therapy is also available in other parts of the world, including Japan, where it is listed under Japan’s national health insurance. NeuroStar Advanced Therapy is safe, clinically effective, reproducible and precise and we believe is supported by the largest clinical data set of any competing TMS system. We are a market leader in TMS therapy based on our U.S. installed base of 1,143 active NeuroStar Advanced Therapy Systems in approximately 909 psychiatrist offices as of September 30, 2020 and the estimated 94,609 patients treated with approximately 3.4 million of our treatment sessions through such date. We recently added twenty-two new field sales personnel. These individuals have considerable experience in capital sales, though the majority of their experience is outside the mental health field. We are currently training these sales personnel with the expectation that they will be fully productive by the second quarter of 2021; however, our ability to achieve full productivity may be delayed as our sales force develops experience in our field. We generated revenues of $12.4 million and $33.7 million for the three and nine months ended September 30, 2020.

Item 8.01	Other Events.

The Company is making available the attached presentation (the “Investor Presentation”) which contains information that the company may use, in whole or in part, in connection with presentations to certain investors.

Cautionary Statement Regarding Forward-Looking Statements

The Investor Presentation includes statements that may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast” and similar expressions, or the negative thereof, among others, generally identify forward-looking statements. Forward-looking statements used in the Investor Presentation include statements regarding revenue guidance; future revenue and revenue growth; liquidity to fund growth; new product launches and market opportunity, market share and market share growth; future gross margin. Neuronetics cautions that these forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about Neuronetics, and assumptions management believes are reasonable, and are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, surgeons’ willingness to use the Company’s existing and newly launched products; the Company’s ability to continue to invest in medical education and training, product development, and/or sales and marketing initiatives at levels sufficient to drive future revenue growth; the Company’s ability to attract new, high-quality distributors and potential disruption to the Company’s existing distribution network; continued pricing pressure, as well as exclusion from major healthcare systems; the risk of supply shortages and the associated, potentially long-term disruption to product sales; unexpected expense and delay; changes to laws and regulations applicable to the Company and the industry in which it competes; and general economic and business conditions in the markets in which the Company does business, both in the U.S. and abroad. Additional information about the factors that may affect the operations of Neuronetics and results is set forth in Neuronetics’ annual and quarterly reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in the Investor Presentation are made only as of the first day of the month and year set forth on the cover hereof and Neuronetics undertakes no obligation to release publicly any revisions or updates to forward-looking statements as a result of subsequent events or developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Investor Presentation dated January 27, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: January 28, 2021	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	VP, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)